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                                 EXHIBIT 21


































                                   EXH 21
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                            AFLAC INCORPORATED

                               SUBSIDIARIES


The following list sets forth the subsidiaries of AFLAC Incorporated:

                 Company                                  Jurisdiction
                 -------                                  ------------

AFLAC Insurance Service                                     Japan
AFLAC International, Inc.                                   Georgia
AFLAC Payment Service                                       Japan
AFLAC Real Estate Holdings, Inc.                            Georgia
American Family Life Assurance Company of
  Columbus (AFLAC)                                          Georgia
American Family Life Assurance Company
  of New York (AFLAC-NY)                                    New York
Communicorp, Inc.                                           Georgia




The above subsidiaries are 100% directly owned by AFLAC Incorporated, except:

          AFLAC-NY is 100% directly owned by AFLAC.
          AFLAC Insurance Service and AFLAC Payment Service are 100% directly owned by AFLAC International, Inc.




























                                   EXH 21-1